EXHIBIT 99.7

PROXY QUESTIONS AND ANSWERS

MUTUAL TO STOCK CONVERSION

Fremont Mutual Insurance Company (“Fremont Mutual”) has received approval from Michigan’s Office of Financial and Insurance Services (“OFIS”) to convert from a mutual insurance company to a stock insurance company subject to the approval of Fremont’s policyholders. Fremont Mutual is converting so that it may enhance policyholder protection and allow Fremont Mutual to become stronger. It is necessary for Fremont Mutual to receive at least two-thirds of the votes cast at the Special Meeting in favor of Conversion, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed postage-paid envelope. YOUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE CONVERSION AND RETURN YOUR PROXY TODAY.

The following are answers to some commonly asked questions:

Q. WHAT IS MEANT BY CONVERSION?

A. Fremont Mutual presently operates as a mutual insurance company. It has no stockholders. Under the proposed Conversion, Fremont Mutual’s capital stock will be purchased by a newly formed holding company, Fremont Michigan InsuraCorp, Inc., which will offer Common Stock to Fremont Mutual’s noteholders in a Surplus Note Exchange Offering and to Eligible Policyholders who are Michigan residents, officers and directors in a Subscription Offering and then to certain members of the general public in a Community Offering. The Board of Directors of Fremont Mutual unanimously adopted the Plan of Conversion on August 25, 2003.

Q. WHO IS ELIGIBLE TO VOTE ON THE CONVERSION?

A. Policyholders as of August 25, 2003 are eligible to vote at the Special Meeting of Eligible Policyholders to be held on                         , 2004.

Q. AM I REQUIRED TO VOTE?

A. No. Policyholders are not required to vote. However, because the Conversion will produce a fundamental change in Fremont Mutual’s corporate structure, the Board of Directors encourages all policyholders to vote.

Q. WHY DID I RECEIVE SEVERAL PROXIES?

A. If you have more than one policy, for example, one insuring your home or auto and another insuring your business, you may have received more than one proxy depending upon the ownership structure of your policies. Please vote and sign each of the proxy cards for each person or entity for which you receive a card.

Q. HOW DO I VOTE?

A. You may vote by mailing your signed proxy card in the postage-paid envelope provided. Should you choose to attend the Special Meeting of Policyholders and decide to change your vote, you may do so by revoking any previously executed proxy.

Q. WILL THE CONVERSION AFFECT MY INSURANCE COVERAGE WITH FREMONT MUTUAL?

A. No. Existing insurance coverage under your policy will not undergo any change as a result of the Conversion.

Q. DOES MY VOTE FOR CONVERSION MEAN THAT I MUST BUY COMMON STOCK OF FREMONT MICHIGAN INSURACORP, INC.?

A. No. Voting for the Conversion does not obligate you to buy shares of Common Stock of Fremont Michigan InsuraCorp, Inc.

Q. WILL ANY POLICY I HOLD WITH FREMONT MUTUAL BE CONVERTED INTO STOCK?

A. No. All policies remain as they were prior to the Conversion. As an Eligible Policyholder, you receive priority over the general public in exercising your right to subscribe for shares of Common Stock.

Q. I HAVE A POLICY IN JOINT NAMES. MUST BOTH PARTIES SIGN THE PROXY CARD?

A. Only one signature is required, but both parties should sign if possible.

Q. I AM THE EXECUTOR (ADMINISTRATOR) FOR A DECEASED POLICYHOLDER. CAN I SIGN THE PROXY CARD?

A. Yes. Please indicate on the card the capacity in which you are signing the card. If signing on behalf of a deceased policyholder, provide a copy of your Letters of Authority, if possible.

Q. HOW CAN I RECEIVE ADDITIONAL INFORMATION ABOUT THE CONVERSION?

A. The Proxy Statement describes the Conversion. Please read the Proxy Statement carefully before voting. Additional information is available in the Prospectus which you may obtain by returning a completed request card, or you may call Centennial Securities Company, Inc. toll free at (800) 253-4131. Centennial Securities Company, Inc. is open Monday through Friday from 8:30 a.m. to 5:00 p.m. You may also request a copy of the prospectus by email addressed to: fremontoffering@centennialsec.com

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

PLEASE SUPPORT US AND VOTE YOUR PROXY CARD TODAY

IF YOU HAVE MORE THAN ONE POLICY, YOU MAY HAVE RECEIVED MORE THAN ONE PROXY CARD DEPENDING UPON THE OWNERSHIP STRUCTURE OF YOUR POLICY. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS THAT YOU RECEIVED.